UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12424 Wilshire Blvd, Ste 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on February 27, 2024, Kenneth L. Londoner, the former chairperson (“Chairman”) of the Board of Directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) resigned from the Company. On September 11, 2024, pursuant to Section 5.2 of the Company’s bylaws, the Board appointed the Company’s chief executive officer, Mr. Anthony Amato, as Chairman.

On September 11, 2024, the Company entered into an Executive Employment Agreement (the “Executive Agreement”) which became effective August 1, 2024, by and between the Company and Mr. Amato (the “Executive”).

Pursuant to the Executive Agreement, (i) the Executive’s annual base salary shall be $300,000 (“Base Salary”), less applicable taxes and other withholdings, payable in equal installments in accordance with the normal payroll policies of the Company as of August 1, 2024; the Executive shall be eligible to receive an annual discretionary bonus of 60% of the Executive’s Base Salary; (iii) the Executive was granted a stock option to purchase 2,400,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), with an exercise price equal to the fair market value on September 11, 2024 (the “Date of Grant”), $0.4479 per share (the “Options”), with 50% of the Options vesting on the Date of Grant and the remaining 50% of the Options vesting over a term of 4 years in equal bi-annual installments with vesting commencing on the Date of Grant, subject to continued service and subject to the terms and conditions of the Company’s standard form of Option Award Agreement (the “Option Agreement”) and a termination date of September 11, 2034; (iv) the Executive was also granted 275,000 shares of restricted Common Stock fully vested on the Date of Grant and 1,275,000 shares of restricted Common Stock that shall vest biannually over the term of 3 years in equal installments with vesting commencing on the Date of Grant, pursuant to the Company’s standard form of Restricted Stock Award Agreement (the “RSA”); (v) Executive will be eligible for additional annual equity grants commencing in the first quarter of 2025 in accordance with the Company’s standard practices and upon the terms and conditions approved by the Board, (vi) in the event the Executive is terminated for cause, the Executive shall receive accrued obligations following the effective date of termination, (vii) in the event the Executive is terminated without cause or for good reason, the Executive shall be eligible to receive severance payments equal to the sum of Executive’s then current base salary, 100% of the Executive’s annual bonus, payable in a lump sum, less customary required taxes and employment-related deductions and all of the Executive’s time-based equity incentive awards scheduled to vest in the 12 month period following the termination date shall immediately accelerate (and options will become fully exercisable and restricted shares and any other equity incentive awards will become non-forfeitable) as of the later of (A) the termination date, and (B) the effective date of the separation, and the Company shall continue to provide the Executive health insurance coverage at no cost to Executive, until the earlier to occur of (A) 12 months following the Executive’s termination date and (B) the date Executive elects to participate in the group health plan of another employer, (viii) in the event the Executive is terminated without cause or for good reason in connection with a change of control, within a period of 90 days prior to or 18 months following a change of control, Executive would receive an amount equal to the product of (A) the sum of (x) Executive’s then-current base salary and (y) an amount equal to 100% of the Executive’s annual bonus to which the Executive is entitled for the year in which Executive’s employment terminates, multiplied by (B) two (2), less customary and required taxes and employment-related deductions and also be eligible to receive medical insurance coverage at no cost to Executive for a period of up to 18 months.

The foregoing description of the Executive Agreement, form of RSA and form of Option Agreement are qualified in their entirety by reference to the full text of the Executive Agreement, form of RSA and form of Option Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, dated September 11, 2024, by and between BioSig Technologies, Inc. and Anthony Amato
10.2	Form of Restricted Stock Award Agreement
10.3	Form of Stock Option Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: September 13, 2024	By:	/s/ Anthony Amato
	Name:	Anthony Amato
	Title:	Chief Executive Officer